ANDERSEN

                            Arthur Andersen & Co. SC

                                             Arthur Andersen LLP
                                             200 Broad Hollow Road
February 25, 1997                            Melville, NY 11747-4806
                                             Writer's Direct Dial

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

We have read Item 4 included in the attached Form 8-K dated February 19, 1998 of Greenstone Roberts Advertising, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                             /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP